Exhibit 99.1

For Immediate Release

Contact: Andrew Fisher

(202) 483-7000

Afisher@unither.com

UNITED THERAPEUTICS ANNOUNCES RECEIPT OF
SECOND COMPLETE RESPONSE LETTER FOR ORAL TREPROSTINIL NDA

Silver Spring, MD, March 25, 2013: United Therapeutics Corporation (NASDAQ: UTHR) announced today that it received a second complete response letter from the United States Food and Drug Administration (FDA) declining to approve its new drug application (NDA) for treprostinil diolamine extended release tablets (oral treprostinil) for the treatment of pulmonary arterial hypertension (PAH).

Martine Rothblatt, Ph.D., Chairman and Chief Executive Officer of United Therapeutics commented, “We remain confident that oral treprostinil will play an important role in treating PAH and we are committed to working collaboratively with the FDA to accomplish this goal in the most timely and appropriate manner.”

United Therapeutics intends to immediately request an “end of review” meeting with the FDA to discuss this complete response letter.

About United Therapeutics

United Therapeutics Corporation is a biotechnology company focused on the development and commercialization of unique products to address the unmet medical needs of patients with chronic and life-threatening conditions.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding United Therapeutics’ future efforts to gain approval of oral treprostinil, the related timing of those efforts, and actions United Therapeutics may take in response to the FDA’s complete response letter.   These forward-looking statements are subject to certain risks and uncertainties, such as those described in our periodic reports filed with the Securities and Exchange Commission, that could cause actual results to differ materially from anticipated results. Consequently, such forward-looking statements are qualified by the cautionary statements, cautionary language and risk factors set forth in our periodic reports and documents filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We are providing this information as of March 25, 2013, and assume no obligation to update or revise the information contained in this press release whether as a result of new information, future events or any other reason. [uthr-g]